1 Fiscal 2017 Second Quarter Results Jerry Sheridan President & CEO

2 About This Presentation This presentation contains certain forward-looking statements that management believes to be reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control. You should read AmeriGas’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. Among them are adverse weather conditions, cost volatility and availability of propane, increased customer conservation measures, the impact of pending and future legal proceedings, liability for uninsured claims and for claims in excess of insurance coverage, political, regulatory and economic conditions in the United States and in foreign countries, the availability, timing and success of our acquisitions, commercial initiatives and investments to grow our business, our ability to successfully integrate acquired businesses and achieve anticipated synergies, and the interruption, disruption, failure, malfunction, or breach of our information technology systems, including due to cyber-attack. AmeriGas undertakes no obligation to release revisions to its forward-looking statements to reflect events or circumstances occurring after today. In addition, this presentation uses certain non-GAAP financial measures. Please see the appendix for reconciliations of these measures to the most comparable GAAP financial measure. AmeriGas Partners | Fiscal 2017 Second Quarter Results

A me riGa s Second Quarter Recap Jerry Sheridan President & CEO, AmeriGas

4 • The quarter ended 13% warmer than normal and 3% warmer than last year • 2nd warmest Q2 on record • Retail volume sold in the quarter was 363 million gallons, 6% below last year • Unit margins up 2% despite increased propane costs • Operating expenses essentially flat despite 23% increase in diesel fuel prices • Revising fiscal year guidance EBITDA guidance range to $550 million to $580 million Adjusted EBITDA is a non-GAAP measure. See appendix for reconciliation. Q2 Earnings Recap $295.4 $271.2 FY16 - Q2 FY17 - Q2 Adjusted EBITDA1 AmeriGas Partners | Fiscal 2017 Second Quarter Results

5 Growth Initiatives Cylinder Exchange • Modest increase in volume despite the warmer weather • Over 1,250 new locations year-to-date National Accounts • Volume up 5% primarily due to new accounts Acquisitions • Completed two small scale acquisitions and anticipate closing on 3 additional deals in the next few months AmeriGas Partners | Fiscal 2017 Second Quarter Results

6 AmeriGas Partners | Fiscal 2017 Second Quarter Results Refinancing • Issued $525 million of 5.75% notes due May 2027 • Tendered for $378 million of 7.00% May 2022 notes • Redeeming remaining $102.5 million of 7.00% May 2022 notes • Completes refinancing of all long-term debt • No significant debt maturities until 2024 • Average interest rates have been reduced by over 100 basis points Distribution • 1% increase distribution to $3.80 annually • 13th consecutive year increasing distribution Maintaining A Strong Balance Sheet

7 APPENDIX

8 • The enclosed supplemental information contains a reconciliation of earnings before interest expense, income taxes, depreciation and amortization ("EBITDA") and Adjusted EBITDA to Net Income. • EBITDA and Adjusted EBITDA are not measures of performance or financial condition under accounting principles generally accepted in the United States ("GAAP"). Management believes EBITDA and Adjusted EBITDA are meaningful non-GAAP financial measures used by investors to compare the Partnership's operating performance with that of other companies within the propane industry. The Partnership's definitions of EBITDA and Adjusted EBITDA may be different from those used by other companies. • EBITDA and Adjusted EBITDA should not be considered as alternatives to net income (loss) attributable to AmeriGas Partners, L.P. Management uses EBITDA to compare year-over-year profitability of the business without regard to capital structure as well as to compare the relative performance of the Partnership to that of other master limited partnerships without regard to their financing methods, capital structure, income taxes or historical cost basis. Management uses Adjusted EBITDA to exclude from AmeriGas Partners’ EBITDA gains and losses that competitors do not necessarily have to provide additional insight into the comparison of year-over-year profitability to that of other master limited partnerships. In view of the omission of interest, income taxes, depreciation and amortization, gains and losses on commodity derivative instruments not associated with current-period transactions, and other gains and losses that competitors do not necessarily have from Adjusted EBITDA, management also assesses the profitability of the business by comparing net income attributable to AmeriGas Partners, L.P. for the relevant periods. Management also uses Adjusted EBITDA to assess the Partnership's profitability because its parent, UGI Corporation, uses the Partnership's Adjusted EBITDA to assess the profitability of the Partnership, which is one of UGI Corporation’s business segments. UGI Corporation discloses the Partnership's Adjusted EBITDA as the profitability measure for its domestic propane segment. AmeriGas Supplemental Footnotes AmeriGas Partners | Fiscal 2017 Second Quarter Results

9 AmeriGas EBITDA and Adjusted EBITDA EBITDA and Adjusted EBITDA: FY16-Q2 FY17-Q2 Net income attributable to AmeriGas Partners, L.P. 245.9$ 135.1$ Income tax expense 0.3 0.6 Interest expense 40.8 40.0 Depreciation 36.5 34.4 Amortization 10.9 10.6 EBITDA 334.4 220.7 Add net losses (subtract net gains) on commodity derivative instruments not associated with current-period transactions (39.5) 28.6 Loss on extinguishment of debt - 22.1 Noncontrolling interest in net (losses) gains on commodity derivative instruments not associated with current-period transactions (a) 0.5 (0.2) Adjusted EBITDA 295.4$ 271.2$ Forecast Fiscal Year Ending September 30, 2017 (Low End) (High End) Adjusted EBITDA (estimate) $ 550,000 $ 580,000 Interest expense (estimate) 157,000 157,000 Income tax expense (estimate) 3,000 3,000 Depreciation (estimate) 139,000 139,000 Amortization (estimate) 43,000 43,000 Three Months Ended March 31, AmeriGas Partners | Fiscal 2017 Second Quarter Results

10 Investor Relations: Will Ruthrauff 610-456-6571 ruthrauffw@ugicorp.com